Dated                           2005





                            Cognitronics Corporation
                                Garrett Sullivan
                                      and
                             Silbury 307 Limited


                             Share Sale Agreement
                            Dacon Electronics PLC


                            DATE             2005
PARTIES
(1) Cognitronics Corporation of 3 Corporate Drive, Danbury, Connecticut 06810, USA ("Cognitronics");
(2) Garrett Sullivan of 4C Boyce Road,  Danbury,  Connecticut 06811
      United States of America;
(together "the Vendors") and
   (3) Silbury 307 Limited (Company number 05620313) of Power House, Davy Avenue, Milton Keynes, Buckinghamshire, MK5 8RR ("the Purchaser")

OPERATIVE PROVISIONS

1	Interpretation
1.1 The following words and expressions shall have the following meanings unless they are inconsistent with the context:
	CA: Companies Act 1985
	Companies Acts: CA, the former Companies Acts (within the meaning of CA
         s735(1)) and the Companies Act 1989
	Company: Dacon Electronics Plc (company number 02542776)
	Completion: completion of the sale and purchase of the Shares in accordance with this agreement
	Consideration: the amount to be paid as consideration for the Shares being
	   the Provisional
	Consideration and Deferred Consideration
	Deferred Consideration: the US$150,000 and interest thereon to be paid in
	   instalments by the Purchaser to Cognitronics pursuant to the Loan
           Agreement
        Encumbrance: any option, trust, power of sale, title retention, pre-emption right, right of first refusal, mortgage, lien, pledge, charge (fixed or floating), assignment by way of security, hypothecation or other  security interest or other right, claim or interest, whether legal or equitable, of any third party (or an agreement or commitment to create any of them)
	Loan Agreement: the Loan Agreement in agreed form between the Purchaser and
	   the Cognitronics to be delivered at Completion
	ICTA: Income and Corporation Taxes Act 1988
	Provisional Consideration:   US$150,000
        Shares: the 252,000 Ordinary Shares of UK Pound 1.oo each of the
        Company registered in the names of the Vendors
	Taxation: all forms of taxation, National Insurance, duties, imposts and
	   levies whatsoever, and wherever or whenever imposed
	Warranties: the warranties and representations by the Vendors in clause 4
	   and schedule 2.
1.2 The headings in this agreement are inserted for convenience only and shall not affect its construction.
1.3	Unless the context otherwise requires:
1.3.1   words denoting the singular shall include the plural and vice versa;
1.3.2   references to any gender shall include all other genders; and
1.3.3 references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a
	separate legal personality
1.4 References to recitals, schedules and clauses are to recitals, schedules and clauses of this agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.
1.5 References in this agreement to any statutory provision include a reference to that statutory provision as amended, extended, consolidated or replaced from time to time (whether before or after the date of this agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statutory provision.
1.6 Any reference to "writing" or "written" includes faxes and any non-
		transitory form of visible reproduction of words (but not e-mail).
1.7 Where a party to this agreement comprises two or more persons, any agreement, covenant, representation, warranty, undertaking or liability shall be deemed to be made or given by such persons jointly and severally and all references to the said party shall take effect as references to any of such persons. This agreement shall not be revoked or impaired as to any of such persons by the death, incapacity or insolvency of any other.
1.8 A document "in the agreed terms" is a reference to the form of the draft initialled for the purposes of identification on behalf of the parties.

2	Sale and purchase

2.1 The Vendors will sell and the Purchaser will buy the Shares for the Consideration and subject to the terms of this agreement.
2.2 The Shares shall be sold with full title guarantee and with all rights attaching to them with effect from Completion.
2.3 The Vendors hereby waive any right of pre-emption or other restriction on transfer in respect of the Shares (or any of them) conferred on them under the articles of association of the Company or otherwise.

3	Completion

3.1 Completion shall take place at the registered office of the Company
    (or at such other place as the parties shall mutually agree) on the date of this agreement.
3.2 The Vendors shall deliver to the Purchaser:
3.2.1 duly completed and signed transfers in favour of the Purchaser of the Shares together with the relative share certificates;
3.2.2 resignations of the officers of the Company from their positions
      (as specified by the Purchaser prior to Completion) in such form as the Purchaser shall require;
3.2.3 forms to amend the mandates given by the Company to its bankers; and
3.3 Upon completion of the matters referred to in clause 3.2 the Purchaser shall:
3.3.1 pay the Provisional Consideration by paying US$150,000 in cash to Cognitronics; and
3.3.2 deliver to the Vendors the Loan Agreement signed on behalf of the Purchaser

4	Warranties

4.1 The Vendors warrant to the Purchaser that as at the date of this agreement the Vendors have not sought to make any management charges to the Company or entered into any agreement with any third party on behalf of the Company to provide management services.
4.2 The Vendors warrant to the Purchaser that as at the date of this agreement there are no agreements or arrangements in force, other than this agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company.
4.3 The Vendors warrant to the Purchaser to the best of their knowledge and belief, but subject to the knowledge of the Purchaser, that the Warranties contained in schedule 2 are as at the date of this agreement true and accurate in all respects of the Company.
4.4 Each of the Warranties is without prejudice to any other warranty or undertaking and except where expressly stated no clause contained in this agreement governs or limits the extent or application of any other clause.
4.5 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release.
4.6 The liability of the Vendors for all claims made pursuant to this agreement when taken together shall not exceed the Consideration.
4.7 The Vendors shall not be liable for a claim unless the amount of all claims when taken together exceed US$10,000 in which case the whole amount (and not just the amount by which the limit in this clause is exceeded) is recoverable by the Purchaser.
4.8 The Vendors are not liable for a claim unless the Purchaser has given the Vendors notice in writing of the claim specifying in reasonable detail the nature of the claim within the period of three years beginning with the date of this agreement.
4.9 Nothing in this clause applies to a claim that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Vendors.

5	Further Assurance

Each party shall at its own cost from time to time (both during the continuance of this agreement and after its termination) do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this agreement.

6	Assignment

6.1 No party shall be entitled to assign this agreement nor all or any of its rights or obligations hereunder without the prior written consent of the other parties.
6.2 This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be).

7	Entire agreement

7.1 This agreement together with any documents referred to in it constitute the whole and only agreement between the parties relating to the subject matter and supersedes and extinguishes any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in connection with the subject matter.
7.2 Nothing in this agreement or in any other document referred to in it shall be read or construed as excluding any liability or remedy as a result of fraud.

8	Remedies

The rights of any person under this agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.

9	Waiver & variation

9.1 The waiver by any party of a breach or default of any of the provisions of this agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or other provisions.
9.2 No delay or omission on the part of any party to exercise or avail itself of any right power or privilege that it has or may have hereunder shall operate as a waiver of any breach or default by any other party.
9.3 This agreement shall not be varied or cancelled, unless the variation or cancellation is expressly agreed in writing by each party.

10	Costs

Each party shall bear its own costs of and incidental to the preparation or execution of this agreement.

11	Notices

11.1 Any notice to be given under this agreement shall be in writing and shall be;
11.1.1	delivered personally, or
11.1.2	sent by fax, or
11.1.3	sent by special delivery post (airmail if overseas),  or
11.1.4	sent by express courier.
11.2 The address for service of each party is (in the case of a company) its registered office and (in the case of a natural person) his address stated above or any other address for service previously notified to the other parties.
11.3 The fax number for the Vendors to serve notice on the Purchaser is +44 (0)1442 219 656 or any other fax number for service previously notified to the other parties.
11.4 The fax number for the Purchaser to serve notice on the Vendors is 001 203 830 3504 or any other fax number for service previously notified to the other parties.
11.5	A notice is deemed to have been served as follows:
11.5.1	if personally delivered, at the time of delivery;
11.5.2 if sent by special delivery or express courier, on receipt by the addressee; or
11.5.3	in the case of fax, at the time of transmission.
11.6 To prove service, it is sufficient to prove that the notice was transmitted by fax to the fax number of the party, or in the case of post or express courier, that the envelope containing the notice was properly addressed and posted or given to the express courier.

12	Counterparts

This agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged the same with the other parties.

13    Invalidity

13.1	Each of the provisions of this agreement is severable.
13.2 If any provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this agreement shall not in any way be affected or impaired thereby.

14	Agreement to continue in full force and effect

This agreement together with any documents referred to in it shall, to the extent that they remain to be performed, continue in full force and effect notwithstanding completion.

15	Announcements

Except as required by law or the requirements of any recognised stock exchange or regulatory authority, no party shall make any press or other public announcement concerning any aspect of this agreement without first obtaining the agreement of all other parties to the text of that announcement.

16	Confidentiality

16.1 Each of the parties undertakes to keep confidential all information (written or oral) concerning the business and affairs of the Company and the other parties except where:
16.1.1 required by law or the requirements of any recognised stock exchange or regulatory authority; or
16.1.2 such information is in the public domain other than as a result of a breach of this clause.
16.2 Each of the parties undertakes to take all such steps as shall from time to time be necessary to ensure compliance with the provisions of this clause by its employees agents and sub-contractors.

17	Third party rights

Save as expressly provided nothing in this agreement is intended to confer on any person any right to enforce any term of this agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

18	Governing law & jurisdiction

This agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the courts of England & Wales for all purposes connected with it.

As witness the hands of the parties to this agreement or their duly authorised representatives on the date stated on the first page


Schedule 1

Details of the Company
Name                                            Dacon Electronics Plc
Company's registration number			02542776
Registered office                               1 Enterprise Way,
Hemel Hempstead, Hertfordshire
HP2 7YJ
Authorised share capital                        UK Pound252,000.00
Amount                                          252,000 Shares of
                                                UK Pound 1.00 each
Divided into

Issued share capital				252,000 Shares of
                                                UK Pound 1.00 each

Registered shareholders				Cognitronics Corp of
                                                25 Crescent Street,
Stamford, Ct 06906-1897 and
Garrett Sullivan of 4C Boyce Road
Danbury, Connecticut 06811
United States of America

Directors						Brian James Kelley
92 Four Winds Lane
New Canaan
Connecticut
06849
USA

Harold Frederick Mayer
90 Fresh Meadow Drive
Trumbull
Connecticut
06611
USA

Roy Anthony Strutt
East Lodge
Greensted Road
Greensted
Essex
CM5 9LA

Garrett Sullivan
4C Boyce Road
Danbury
Connecticut
06811
USA

Secretary						Christopher Peter Brown
Marchmont Cottage
Piccotts End
Hemel Hempstead
Hertfordshire
HP1 3AT















Schedule 2
Warranties
1	Corporate matters
1.1 The information relating to the Company contained in schedule 1 is true and complete in all respects.
1.2 The Shares are fully paid up and constitute the whole of the issued and allotted share capital of the Company.
1.3	The Vendors are the legal and beneficial owners of the Shares.
1.4	The Shares are free from all Encumbrances.




Signed by
on behalf of Cognitronics Corp in the presence of:

Witness Signature


Witness Name


Address













Signed by Garrett Sullivan in the presence of:

Witness Signature


Witness Name


Address
























Signed by
on behalf of Silbury 307 Limited in the presence of:


Witness Signature


Witness Name


Address




























2





Power House, Davy Avenue, Knowlhill
Milton Keynes  MK5 8RR

Tel : (01908) 668555
Fax: (01908) 685085
www.kimbells.com

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